Exhibit 99.2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF BRIO SOFTWARE, INC.
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 16, 2003

     The undersigned stockholder of Brio Software, Inc., a Delaware corporation (“Brio”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated September 10, 2003, and hereby appoints Craig Collins and Danielle Murcray, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Special Meeting of Stockholders of Brio Software, Inc. to be held at Brio Software, Inc., 4980 Great America Parkway, Santa Clara, California 95054 on Thursday, October 16, 2003 at 10 a.m., local time, and at any adjournment or postponement thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, hereby revoking all previously granted proxies given with respect to the shares, on the matters set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

	FOR	AGAINST	ABSTAIN

Proposal to adopt the Agreement and Plan of Merger and Reorganization dated as of July 23, 2003, by and among Hyperion Solutions Corporation, Brio Software, Inc. and T-Bird Acquisition, Inc., which is a newly formed, wholly-owned subsidiary of Hyperion, and to approve the proposed merger of T-Bird Acquisition, Inc. with and into Brio, as contemplated by the merger agreement, under which each outstanding share of Brio Common Stock will be converted into the right to receive 0.109 of a share of Hyperion common stock and $0.363 in cash	☐	☐	☐

The shares represented by this proxy when properly executed will be voted with respect to the above proposal in the manner directed herein by the undersigned. If no direction is indicated, this proxy will be voted FOR the above proposal. If any other matters properly come before the special meeting or any adjournment or postponement of the special meeting, the persons named in this proxy will vote in their discretion.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:

Signature:	Date: